                                                                EXHIBIT h(44)(b)



                                 AMENDMENT NO. 1
                             PARTICIPATION AGREEMENT


     The Participation Agreement (the "Agreement"), dated April 11, 1999, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware corporation, Liberty Life Assurance Company of Boston, a Massachusetts life insurance company and Liberty Life Distributors LLC, is hereby amended as follows:


     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:



                                   SCHEDULE A


    FUNDS AVAILABLE UNDER THE                    SEPARATE ACCOUNTS               CONTRACTS FUNDED BY THE
             POLICIES                           UTILIZING THE FUNDS                 SEPARATE ACCOUNTS
AIM V.I. Capital Appreciation Fund             LLAC Variable Account            -  Modified Single Payment Variable
AIM V.I. Government Securities Fund                                                Universal Life Insurance Policy
AIM V.I. International Equity Fund
AIM V.I. New Technology Fund                                                    -  Flexible Premium Variable Life
                                                                                   Insurance Account










     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: 5/1/01
               -------------------------

                                           AIM VARIABLE INSURANCE FUNDS



Attest: /s/ Nancy L. Martin                By:  /s/ Robert H. Graham
       -------------------------------       -------------------------------
Name:  Nancy L. Martin                     Name:  Robert H. Graham
Title: Assistant Secretary                 Title: President


(SEAL)



                                           A I M DISTRIBUTORS, INC.



Attest:  /s/ Nancy L. Martin               By: /s/ Michael J. Cemo
       -------------------------------       -------------------------------
Name:  Nancy L. Martin                     Name:  Michael J. Cemo
Title: Assistant Secretary                 Title: President


(SEAL)



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




                                           LIBERTY LIFE ASSURANCE COMPANY OF
                                           BOSTON



Attest:   /s/ John T. Treece               By: /s/ John A. Tymochko
       -------------------------------       -------------------------------
Name:         John T. Treece               Name:   John A. Tymochko
       -------------------------------         -----------------------------
Title:        President, LLD               Title:  Senior Vice President
       -------------------------------         -----------------------------



(SEAL)



                                           LIBERTY LIFE DISTRIBUTORS LLC



Attest:  /s/ John A. Tymochko              By:  /s/ John T. Treece
       -------------------------------       -------------------------------
Name:        John A. Tymochko              Name:    John T. Treece
       -------------------------------         -----------------------------
Title:   Senior Vice President, LLAC       Title:   President
       -------------------------------         -----------------------------



(SEAL)



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